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                                 EXHIBIT 99(c)
                         Keystone Heritage Group, Inc.
                               555 Willow Street
                               Lebanon, PA 17046

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To be Held January 23, 1998

To the Shareholders of
Keystone Heritage Group, Inc.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Keystone Heritage Group, Inc. ("KHG") will be held at [Place], on January 23, 1998, at _____ a.m. local time, for the following purposes:

        (1) To consider and vote upon a proposal to approve the merger (the "Merger") of KHG and Fulton Financial Corporation ("FFC"), in accordance with the terms of the Merger Agreement dated August 15, 1997, between KHG and FFC (a copy of which, without exhibits or schedules, is attached to the accompanying Proxy Statement/Prospectus as Exhibit A). In the Merger, each of the outstanding shares of Common Stock of KHG, par value $5.00 per share (the "Shares"), will automatically be converted into the right to receive
    1.83 shares of FCC's Common Stock. The Merger is more fully described in the accompanying Proxy Statement/Prospectus; and

        (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof, including, without limitation, a motion to adjourn or postpone the Meeting to another time and place for the purpose of soliciting additional proxies in favor of the Merger Agreement or otherwise.

    The Board of Directors has fixed the close of business on _____________, 1997, as the record date (the "Record Date") for the Special Meeting. Only those persons who are record holders of KHG Common Stock at such date will be entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. The attached Proxy Statement/Prospectus forms a part of this Notice and is incorporated herein by reference.

    THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF KHG COMMON STOCK ENTITLED TO VOTE THEREON WILL BE REQUIRED TO ADOPT THE MERGER AGREEMENT PROVIDING FOR THE MERGER OF KHG WITH FFC. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND RETURN AS SOON AS POSSIBLE THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. GIVING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                              By order of the Board of Directors

Lebanon, Pennsylvania
_________________, 1997
                              Peggy Y. Layser
                              Secretary